Exhibit 10((iii)

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors of
C.M. Life Insurance Company

          We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-95845 of C.M. Life Insurance Company on Form N-4 of our report dated February 1, 2000, on our audit of the statutory financial statements of C.M. Life Insurance Company as of December 31, 1999 and for the year then ended, which includes explanatory paragraphs relating to the use of statutory accounting practices, which differ from generally accepted accounting principles. We also consent to the reference to our Firm under the caption “Experts” appearing in the prospectus.

Deloitte & Touche LLP

Hartford, Connecticut
July 28, 2000